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                                EXHIBIT (99)(A)
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PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                    TEXAS HERITAGE SAVINGS ASSOCIATION/BANC

                          ____________________, 1996

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE ASSOCIATION


     The undersigned shareholder of Texas Heritage Savings Association/Banc, a Texas savings association (the "Association"), hereby appoints Joe L. Williams and Ike Harris (the "Proxies"), and either of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of the Association that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of the Association, 9802 Lakeview Parkway, Rowlett, Texas 75088 on ____________________, 1996, at 5:00 p.m. local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

     Proposal to approve an Agreement and Plan of Merger, dated May 31, 1996, as amended by First Amendment to Agreement and Plan of Merger, dated as of August 31, 1996, as further amended by the Second Amendment to Agreement and Plan of Merger, dated as of October 9, 1996, by and among Jefferson Savings Bancorp, Inc., a Delaware corporation ("Jefferson"), First Federal Savings Bank of North Texas, a federal savings bank and wholly owned subsidiary of Jefferson, and Texas Heritage Savings Association/Banc.

             ______ FOR            ______ AGAINST            ______ ABSTAIN

     Proposal to permit the Special Meeting of Shareholders to be adjourned or postponed, in the discretion of the Proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

             ______ FOR            ______ AGAINST            ______ ABSTAIN

The undersigned hereby ratifies and confirms all that said proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

Dated _________________, 1996


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                                 Please insert date of signing.  Sign exactly as
                                 name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.